EXHIBIT 21
                                                                      ----------














                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------




                                                                State of
                                              Percentage      Incorporation
                                                  of               or
         Parent                Subsidiary      Ownership      Organization
         ------                ----------      ---------      ------------
Classic Bancshares, Inc.      Classic Bank       100%           Kentucky